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                                                                      EXHIBIT 23






CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated February 5, 2003, accompanying the consolidated financial statements and schedules in the Annual Report of Sports Resorts International, Inc. on Form 10-K for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statements of Sports Resorts International, Inc. on Forms S-2 (File No. 333-67182) and on Forms S-8 (File No. 333-10527).

/s/ Grant Thornton LLP

Southfield, Michigan
March 27, 2003